Exhibit 99.1

Southport Acquisition Corporation Receives NYSE Notice Regarding Delayed Form 10-Q Filing

DEL MAR, CALIFORNIA, September 6, 2023 – Southport Acquisition Corporation (NYSE: PORT) (the “Company”) today announced that it received a notice from the New York Stock Exchange (the “NYSE”) indicating that the Company is not in compliance with Section 802.01E of the NYSE Listed Company Manual as a result of its failure to timely file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 (the “Form 10-Q”) with the Securities and Exchange Commission (the “SEC”).

The NYSE informed the Company that, under the NYSE’s rules, the Company can regain compliance with the NYSE’s continued listing requirements by filing the Form 10-Q with the SEC at any time prior to February 21, 2024.

As the Company reported in its Form 12b-25 filed with the SEC on August 15, 2023, as amended on August 21, 2023, the Company requires additional time to complete the Form 10-Q. The Company is continuing its efforts to file the Form 10-Q and expects to file such report as soon as reasonably practicable.

The notice has no immediate effect on the listing of the Company’s securities on the NYSE. There can be no assurance, however, that the Company will be able to regain compliance with the listing standards discussed above.

About Southport Acquisition Corporation

The Company is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or other similar expressions (or negative versions of such words or expressions) that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company undertakes no duty to update these forward-looking statements.